Exhibit 5.1

Campbell Mithun Tower 222 South Ninth Street, Suite 2000 Minneapolis, MN 55402-3338 Tel 612.607.7000 Fax 612.607.7100 www.foxrothschild.com

May 9, 2019

Century Communities, Inc.
8930 East Crescent Parkway, Suite 650
Greenwood Village, Colorado 80111

Re:	Century Communities, Inc.
Registration Statement on Form S‑8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed on this date by Century Communities, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), to which this opinion letter is attached as an exhibit, for the registration of 1,631,000 shares (collectively, the “Shares”) of the Company’s common stock, $0.01 par value per share, issuable under the Century Communities, Inc. Amended and Restated 2017 Omnibus Incentive Plan (the “Plan”).

We have examined the original or a photostatic or certified copy of such documents, records, and other information as we deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the authenticity of each document submitted to us as an original, the conformity to the original document of each document submitted to us as a certified copy or photostatic copy, and the authenticity of the original of each such latter document.

On the basis of our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares registered pursuant to the Registration Statement have been duly and validly authorized and reserved for issuance and that upon the issuance of the Shares and payment therefore in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth above is rendered as of the date of this letter.  We assume no obligation to update or supplement this opinion to reflect any changes of law or fact that may occur subsequent to the date hereof.

Our opinion expressed herein is limited to the laws of the State of Delaware.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Fox Rothschild LLP